UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2006

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 3, 2006, P. H. Glatfelter Company (the "Company") reported that in connection with John van Roden's resignation as Chief Financial Officer, John P. Jacunski had been elected by the Company's Board of Directors as Senior Vice President and Chief Financial Officer, effective July 1, 2006.

In connection with Mr. Jacunski's promotion, on June 20, 2006 the Board of Directors elected David C. Elder, Corporate Controller, effective July 1, 2006. In this capacity, Mr. Elder will serve as the chief accounting officer of the Company.

Mr. Elder, age 37, joined the Company on January 30, 2006 reporting to Mr. Jacunski. Prior to joining the Company, he held various financial positions over a ten-year period at York International Corporation, a global manufacturing firm with annual revenues of approximately $4.5 billion prior to its acquisition. From 2003 until joining the Company, Mr. Elder was Corporate Controller with responsibility for SEC reporting, financial reporting, and business unit support.

Pursuant to an offer letter between Mr. Elder and the Company, Mr. Elder receives an annual base salary of $192,500 and an annual incentive bonus targeted at 35 percent of his base salary with a maximum of 70 percent, the payout of which is based on the Company's achievement of certain financial performance metrics set by the Board. Mr. Elder also participates in the Company's long-term incentive program, which consists of awards of restricted stock units and the Company's performance cash program. Mr. Elder was also offered a Change in Control Agreement, which is identical to the form of Change in Control Employment Agreement by and between the Company and certain employees previously filed by the Company as Exhibit 10(j) to the Company's Annual Report on Form 10-K for the year ended December 31, 2005. Pursuant to the Agreement, in the event of a change in control of the Company (as defined in the Agreement), Mr. Elder will, for a period of two years, continue in the position he held prior to the change in control and will receive compensation and benefits from the Company at least equal to those paid to him prior to the change in control. The Agreement further provides that if, within two years following a change in control, Mr. Elder's employment is terminated under certain conditions he will become entitled to additional payments and benefits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

June 26, 2006	By:	John P. Jacunski

Name: John P. Jacunski
Title: Vice President and Corporate Controller